U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2017

INTEGER HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2595 Dallas Parkway, Suite 310, Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 618-5243

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405 of this chapter) or Rule 12b-2 of the4 Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e). Integer Holdings Corporation (the “Company”) today announced that Kristin Trecker, the Company’s Executive Vice President & Chief Human Resources Officer, has separated from service with the Company effective May 24, 2017. In connection with her separation, Ms. Trecker will be eligible to receive severance benefits consisting of (i) one year’s base salary in the amount of $315,000 payable as a lump sum and (ii) a lump sum payment equal to the amount that the Company would otherwise have contributed toward her health, vision and dental insurance coverage for a one year period. The outstanding equity awards held by Ms. Trecker will be treated in accordance with the terms of the Company’s stock incentive plans. These severance benefits are subject to Ms. Trecker signing a separation agreement with the Company containing customary release provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	May 25, 2017	INTEGER HOLDINGS CORPORATION

		By:	/s/ Timothy G. McEvoy
Name: Timothy G. McEvoy
Title: Senior Vice President, Secretary and General Counsel